Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com

FOR IMMEDIATE RELEASE:
February 13, 2012

DIEBOLD REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/DBD4Q11.pdf

•	4Q EPS from cont.ops. of $1.26, or $1.40 non-GAAP*; FY EPS of $2.23, or $2.74 non-GAAP*, which includes a $0.43 benefit from the release of a Brazil tax valuation allowance

•	Total revenue for 4Q 2011 increased 7.5%; FY revenue flat compared with prior-year period

•	Company generates improvement in both gross and operating margin; EMEA profitable in 4Q

•	2011 Net debt* increased $42.9 million to a net debt of $7.7 million; FY free cash flow* of $161 million

•	Company establishes 2012 non-GAAP* EPS guidance of $2.30 to $2.50

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2011 net income from continuing operations attributable to Diebold, net of tax, of $79.8 million, or $1.26 per share, an increase of $199.6 million and $3.09 per share, respectively, from the fourth quarter 2010. Fourth quarter 2010 included a non-cash goodwill impairment charge of $169 million related to the company's EMEA business. Fourth-quarter 2011 revenue was $850.0 million, up 7.5% from the fourth quarter 2010.

Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the fourth quarter 2011 were $1.40 per share, up $.67 per share from the fourth quarter 2010.

Business Review
Management commentary
“We closed 2011 on a winning note with strong performance in the fourth quarter,” said Thomas W. Swidarski, Diebold president and chief executive officer. “We delivered on the commitments we made in several key areas, including revenue and earnings growth, free cash flow and fourth-quarter profitability in EMEA. Our strategy to leverage our capabilities in services, software and innovation is beginning to pay dividends, and is meeting the needs of our rapidly evolving markets.
“In addition, Diebold delivered significant growth in revenue and generated more than $250 million in free cash flow* during the fourth quarter,” Swidarski continued. “Our global financial self-service orders grew 17 percent during the quarter, with growth in every region in the world. The North America market continued to grow at an impressive rate, as demand remains strong and an increasing number of financial institutions are seeing the benefits of our integrated services offering.”

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS
Swidarski concluded, “As we look to 2012, I am encouraged by how our financial self-service business is growing, and we are developing new innovations to help drive further growth. In addition, we continue to invest in repositioning our security business to return to growth in the second half of the year. We will once again step up our R&D investments in new solutions in 2012 that will help financial institutions reduce their operating expenses while attracting new customers.”
Fourth Quarter Orders (constant currency)
Total global product and services orders increased 6% compared with the prior-year period. Excluding Brazil election systems and lottery, total global orders increased 13%. North America orders benefitted from strong financial self-service growth in both national and regional U.S. accounts. Asia Pacific orders increased mainly due to the expected year-end seasonality in China. Orders increased in EMEA, primarily due to strength in certain markets in Western Europe and Africa. Excluding Brazil election systems and lottery, Latin America orders increased 8%. Security orders declined slightly.

Orders by Solution (Q4 2011 vs. Q4 2010)	% Change	Orders by Geography (Q4 2011 vs. Q4 2010)	% Change
Financial self-service solutions	17%	Diebold North America	14%
Security solutions	-2%	Total Diebold International	Flat
Total FSS & security	13%	Latin America (incl. Brazil)	-13%
Brazil election systems & lottery	-57%	Asia Pacific	21%
		Europe, Middle East, and Africa	6%

Total Global Order Entry	6%	Total Global Order Entry	6%

Results of Operations
Profit/loss summary - 4th quarter comparison (Dollars in millions)

			Q4 2011							Q4 2010
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$850.0	$222.7	26.2%	$155.4	$67.2	7.9%	GAAP Results	$791.0	$189.5	24.0%	$331.1	$(141.6)	-17.9%
	6.3		(2.2)	8.5		Restructuring		1.1		(0.3)	1.4
	—		(0.2)	0.2		Non-rout. Exp		—		(16.7)	16.7
	—		—	—		Non-rout. Inc		—		—	—
	—		—	—		Impairment		—		(168.8)	168.8
$850.0	$228.9	26.9%	$153.1	$75.8	8.9%	Non-GAAP Results	$791.0	$190.6	24.1%	$145.4	$45.2	5.7%

Profit/loss summary - full-year comparison (Dollars in millions)

		2011							2010
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$2,835.8	$735.9	26.0%	$580.3	$155.6	5.5%	GAAP Results	$2,823.8	$719.6	25.5%	$721.4	$(1.8)	-0.1%
	14.6		(11.6)	26.2		Restructuring		1.7		(2.5)	4.2
	—		(13.2)	13.2		Non-rout. Exp		—		(20.4)	20.4
	—		—	—		Non-rout. Inc		—		4.1	(4.1)
	—		(3.0)	3.0		Impairment		—		(175.8)	175.8
$2,835.8	$750.5	26.5%	$552.5	$198.0	7.0%	Non-GAAP Results	$2,823.8	$721.3	25.5%	$526.8	$194.5	6.9%
The company's management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

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PAGE 3/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

Revenue
Total revenue for the fourth quarter 2011 was up 7.5% compared with the fourth quarter 2010, including a net negative currency impact of approximately 2%.

Gross Margin
Total gross margin for the fourth quarter 2011 was 26.2%, an increase of 2.2 percentage points from the fourth quarter of 2010, due to further improvements in service efficiency as well as more favorable customer and geographic mix.

Operating Expenses
Total operating expenses as a percentage of revenue for the fourth quarter 2011 were 18.3%, a decrease of 23.6 percentage points from the fourth quarter of 2010. Operating expenses in the fourth quarter 2011 included $2.2 million of net restructuring charges primarily associated with restructuring efforts in EMEA, and an adjustment of ($2.2) million from the previously accrued settlement and legal fees related to a prior employment class-action lawsuit. Fourth quarter 2011 operating expenses also included non-routine expenses of $2.4 million for legal, consultative, and audit costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation.

Operating expenses in fourth quarter 2010 included a net $0.3 million of restructuring charges, which includes a gain on a real estate sale of $0.9 million. Non-routine expenses of $16.7 million include $9.8 million for the settlement and legal fees related to a previously disclosed employment class-action lawsuit and $6.9 million in higher legal, consultative, audit and severance costs related to the previously disclosed FCPA investigation. Also included in the fourth quarter 2010 operating expenses is a non-cash goodwill impairment charge of approximately $169 million before tax, associated with the company's EMEA business.

Operating Profit
Operating margin was 7.9% of net sales in the fourth quarter 2011, an increase of 25.8 percentage points from the fourth quarter 2010. Non-GAAP operating profit* in the fourth quarter 2011 was $75.8 million, or 8.9% of sales, and $45.2 million, or 5.7% of sales, in the fourth quarter 2010 excluding applicable restructuring charges, non-routine expenses and impairment charges.

Taxes on Income from Continuing Operations
Fourth quarter 2011 income tax benefit on continuing operations was $11.0 million. This was primarily the result of the release of a $27.7 million valuation allowance in Brazil. Sustained improvement in operating results, combined with a more favorable outlook for business in Brazil, triggered the release of a valuation allowance on deferred tax assets. The fourth quarter income tax rate was -15.2% on a GAAP basis and -11.5% on a non-GAAP basis*. Year-to-date taxes on income from continuing operations were $12.8 million. This resulted in a full-year 2011 income tax rate of 7.8% on a GAAP basis and 11.4% on a non-GAAP basis*.

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $79.8 million, or 9.4% of revenue in the fourth quarter 2011, an increase of 24.5 percentage points from the fourth quarter 2010. Included in the fourth quarter 2011 net of tax results are restructuring charges of $6.5 million, and $2.4 million in net non-routine expenses. Included in the fourth quarter 2010 net of tax results are restructuring charges of $1.2 million and $167.5 million in net non-routine and impairment charges.

Full-year 2011 income from continuing operations, net of tax, was $144.3 million, or 5.1% of revenue, compared with ($20.5) million, or (0.7%) of revenue, in 2010. Full-year 2011 income from continuing operations, net of tax, includes after-tax restructuring charges of $20.7 million and $12.5 million in net non-routine and impairment charges. Full-year 2010 income from continuing operations, net of tax, includes after-tax restructuring charges of $3.3 million and $172.3 million in net non-routine and impairment charges.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $7.7 million at December 31, 2011, an increase in net debt of $42.9 million from the net investment* position at December 31, 2010. The company's net debt to capital ratio was 1% at December 31, 2011, and -4% at December 31, 2010.

For the full-year 2011, net cash provided by operating activities was $215.4 million, a decrease of $58.0 million from December 31, 2010. Free cash flow* in the fourth quarter 2011 was $253.8 million, an increase of $44.8 million from the fourth quarter 2010. For the full-year 2011, free cash flow* was $160.6 million, a decrease of $61.4 million from the full-year of 2010.

In the fourth quarter 2011, Diebold repurchased approximately 250,000 of its common shares for about $7 million under its repurchase plan. For the full-year 2011, Diebold repurchased approximately 3.6 million shares of its common shares for approximately $108 million under its repurchase plan.

Restructuring, non-routine expenses, and impairment charges
The company incurred restructuring charges, net of tax, of $6.5 million, or $0.10 per share in the fourth quarter of 2011. The majority of these charges were associated with restructuring efforts in EMEA. In addition, in the fourth quarter 2011, the company incurred non-routine expenses, net of tax, of $2.4 million, or $0.04 per share, related to the previously disclosed FCPA investigation and for the adjustment of accrued settlement and legal fees related to a previously disclosed employment class-action lawsuit.

In the fourth quarter 2010, the company incurred restructuring charges, net of tax, of $1.2 million, or $0.02 per share. In addition, in the fourth quarter 2010, the company incurred non-routine expenses, net of tax, of $14.2 million, or $0.21 per share, related to the settlement and legal fees of a previously disclosed employment class-action lawsuit and for higher legal, consultative, audit and severance costs related to a previously disclosed FCPA investigation. Diebold also recorded a non-cash goodwill impairment charge of approximately $169 million pre-tax, which represented all of the goodwill associated with the company's EMEA business.

Full-year 2011 restructuring charges net of tax were $20.7 million, or $0.32 per share, compared with full-year 2010 restructuring charges net of tax of $3.3 million, or $0.05 per share.

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*See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

Foreign Corrupt Practices Act review
Diebold conducted a global internal review and continues to monitor its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company's historical financial performance and future prospects. The company is also continuing its cooperation with the DOJ and SEC in their ongoing inquiries.  Diebold cannot predict the length, scope or results of these ongoing inquiries, or the impact, if any, on its results of operations.

Full-year 2012 outlook
The following statements are based on current expectations. Guidance assumes a higher full-year tax rate, as well as increased pension expenses and lower election systems revenue from Brazil. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2012 are as follows:

•	Revenue

Current Guidance
Total revenue	3% to 6%
Financial self-service	5% to 8%
Security	1% to 4%
Brazil election sys. / lottery	$60 million to $90 million

•	Earnings per share

Current Guidance
2012 EPS (GAAP)	$2.18 - $2.41
Restructuring charges	0.08 - 0.06
Non-routine exp.	0.04 - 0.03
2012 EPS non-GAAP*	$2.30 - $2.50

Overview presentation and conference call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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*See accompanying notes for non-GAAP measures.

PAGE 6/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions
(In Thousands)
	Q4 2011	Q4 2010	% Change	FY 12/31/2011	FY 12/31/2010	% Change
Financial Self-Service
Products	$337,360	$314,693	7%	$996,673	$959,820	4%
Services	302,903	280,264	8%	1,140,872	1,086,569	5%
Total Fin. self-service	640,263	594,957	8%	2,137,545	2,046,389	4%

Security Solutions
Products	63,583	73,969	-14%	194,028	223,514	-13%
Services	107,144	108,587	-1%	411,474	406,831	1%
Total Security	170,727	182,556	-6%	605,502	630,345	-4%

Total Fin. self-service & security	810,990	777,513	4%	2,743,047	2,676,734	2%

Election systems & lottery	38,997	13,481	189%	92,801	147,059	-37%

Total Revenue	$849,987	$790,994	7%	$2,835,848	$2,823,793	0%

Revenue Summary by Geographic Segment
	Q4 2011	Q4 2010	% Change	FY 12/31/2011	FY 12/31/2010	% Change
Diebold North America	$396,918	$352,074	13%	$1,405,018	$1,320,581	6%
Diebold International
Latin America (incl. Brazil)	215,310	196,714	9%	662,805	770,691	-14%
Asia Pacific	140,987	123,721	14%	422,491	380,970	11%
Europe, Middle East, Africa	96,772	118,485	-18%	345,534	351,551	-2%
Total Diebold International	453,069	438,920	3%	1,430,830	1,503,212	-5%

Total Revenue	$849,987	$790,994	7%	$2,835,848	$2,823,793	0%

Other income/(expense), net summary:

	Q4 2011	Q4 2010	FY 12/31/11	FY 12/31/10
Other income/(expense)	$(2,514)	$32	$(1,504)	$4,048
Foreign ex. gain/(loss), net	2,998	(1,535)	3,095	(1,301)
Interest expense	(8,158)	(9,900)	(34,456)	(37,887)
Investment income	12,558	10,569	41,663	34,545
Total other income / (expense), net	$4,884	$(834)	$8,798	$(595)

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PAGE 7/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2011	Q4 2010	FY 12/31/11	FY 12/31/10
Total EPS from continuing operations (GAAP measure)	$1.26	$(1.83)	$2.23	$(0.31)
Restructuring charges	0.10	0.02	0.32	0.05
Non-routine expenses	0.06	0.21	0.18	0.25
Non-routine income	(0.02)	—	(0.02)	(0.05)
Impairment charges	—	2.33	0.03	2.38
Total adjusted EPS (non-GAAP measure)	$1.40	$0.73	$2.74	$2.33
Brazil valuation allowance tax benefit	0.44	0.10	0.43	0.10
The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

The company's management believes excluding restructuring charges, non-routine expenses/income, and impairment charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items, as well as the benefit from the Brazil valuation allowance, permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

2.	Free cash flow (use) is calculated as follows:

	Q4 2011	Q4 2010	FY 12/31/11	FY 12/31/10
Net cash provided / (used) by operating activities (GAAP measure)	$270,061	$222,280	$215,397	$273,353
Capital expenditures	(16,297)	(13,307)	(54,753)	(51,298)
Free cash flow / (use) (non-GAAP measure)	$253,764	$208,973	$160,644	$222,055
The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net investment/(debt) is calculated as follows:

	12/31/2011	12/31/2010	9/30/2011
Cash, cash equivalents and short-term investments (GAAP measure)	$620,773	$601,781	$472,210
Debt instruments	(628,503)	(566,632)	(704,436)
Net investment/(debt) (non-GAAP measure)	$(7,730)	$35,149	$(232,226)
The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 96% and 98% of the Company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

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PAGE 8/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

4.    Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q4 2011	Q4 2010	FY 12/31/2011	FY 12/31/2010
GAAP Operating Profit (Loss)	$67,211	$(141,621)	$155,594	$(1,802)
GAAP Operating Profit %	7.9%	-17.9%	5.5%	-0.1%
Restructuring Charges	8,458	1,391	26,182	4,183
Non-routine Expenses	167	16,714	13,231	20,382
Non-routine Income	—	—	—	(4,148)
Impairment Charges	—	168,753	2,962	175,849
Non GAAP Operating Profit	$75,836	$45,237	$197,969	$194,464
Non GAAP Operating Profit %	8.9%	5.7%	7.0%	6.9%

The company's management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating margins is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•	the amount of cash and non-cash charges in connection with the restructuring of the company's EMEA operations

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

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PAGE 9/ DIEBOLD REPORTS 2011 FOURTH QUARTER FINANCIAL RESULTS

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self disclosure, including the pending SEC investigation; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services.  Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA.  Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.'  For more information, visit the company's website at www.diebold.com.

###
PR/xxxx

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Net Sales
Product	$439,940	$402,143	$1,283,490	$1,330,368
Service	410,047	388,851	1,552,358	1,493,425
Total	849,987	790,994	2,835,848	2,823,793
Cost of goods
Product	330,696	310,162	961,706	1,003,923
Service	296,642	291,315	1,138,213	1,100,305
Total	627,338	601,477	2,099,919	2,104,228
Gross Profit	222,649	189,517	735,929	719,565
Percent of net sales	26.2%	24.0%	26.0%	25.5%
Operating expenses
Selling, general and administrative	134,595	142,100	499,265	471,293
Research, development and engineering	20,843	20,285	78,108	74,225
Impairment of assets	—	168,753	2,962	175,849
Total	155,438	331,138	580,335	721,367
Percent of net sales	18.3%	41.9%	20.5%	25.5%
Operating profit (loss)	67,211	(141,621)	155,594	(1,802)
Percent of net sales	7.9%	-17.9%	5.5%	-1.0%
Other income (expense), net	4,884	(834)	8,798	(595)
Income (loss) from continuing operations before taxes	72,095	(142,455)	164,392	(2,397)
Taxes on income	10,952	23,798	(12,815)	(14,561)
Income (loss) from continuing operations	83,047	(118,657)	151,577	(16,958)
Income (loss) from discontinued operations, net of tax	5	(115)	523	275
Net income (loss)	83,052	(118,772)	152,100	(16,683)
Less: net income attributable to noncontrolling interest	(3,297)	(1,240)	(7,285)	(3,569)
Net income (loss) attributable to Diebold, Inc.	$79,755	$(120,012)	$144,815	$(20,252)

Basic weighted average shares outstanding	62,599	65,686	64,244	65,907
Diluted weighted average shares outstanding	63,300	65,686	64,792	65,907

Basic Earnings Per Share:
Income (loss) from continuing operations	$1.27	$(1.83)	$2.24	$(0.31)
Income (loss) from discontinued operations	—	—	0.01	—
Net income (loss)	$1.27	$(1.83)	$2.25	$(0.31)

Diluted Earnings Per Share:
Income (loss) from continuing operations	$1.26	$(1.83)	$2.23	$(0.31)
Income (loss) from discontinued operations	—	—	0.01	—
Net income (loss)	$1.26	$(1.83)	$2.24	$(0.31)

Amounts Attributable to Diebold, Inc.
Income (loss) from continuing operations	$79,750	$(119,897)	$144,292	$(20,527)
Income (loss) from discontinued operations	5	(115)	523	275
Net income (loss) attributable to Diebold, Inc.	$79,755	$(120,012)	$144,815	$(20,252)

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$333,920	$328,658
Short-term investments	286,853	273,123
Trade receivables, net	414,969	404,501
Inventories	440,900	444,575
Other current assets	255,713	263,179
Total current assets	1,732,355	1,714,036

Securities and other investments	74,869	76,138
Property, plant and equipment, net	192,694	203,462
Goodwill	253,063	269,398
Other assets	264,462	256,756
Total assets	$2,517,443	$2,519,790

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21,722	$15,038
Accounts payable	221,964	214,288
Other current liabilities	580,531	580,439
Total current liabilities	824,217	809,765

Long-term debt	606,154	550,368
Long-term liabilities	228,812	169,843

Total Diebold, Inc. shareholders' equity	826,986	961,155
Noncontrolling Interests	31,274	28,659
Total equity	858,260	989,814

Total liabilities and equity	$2,517,443	$2,519,790

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Twelve months ended December 31,
	2011	2010
Cash flow from operating activities:
Net income (loss)	$152,100	$(16,683)
Adjustments to reconcile net income to cash provided by operating activities:
Devaluation of Venezuelan balance sheet	—	5,148
Depreciation and amortization	79,855	79,253
Impairment of assets	2,962	175,849
Other	8,865	7,470

Cash flow from changes in certain assets and liabilities:
Trade receivables	(22,790)	(69,377)
Inventories	(12,602)	3,136
Accounts payable	11,741	65,768
Refundable income taxes	5,187	74,253
Certain other assets and liabilities	(9,921)	(51,464)
Net cash provided by operating activities	215,397	273,353

Cash flow from investing activities:
Net investment activity	(44,917)	(86,714)
Capital expenditures	(54,753)	(51,298)
Purchase of finance receivables, net of cash collections	22,245	(9,865)
Increase in certain other assets & other	(13,281)	(16,879)
Net cash used in investing activities	(90,706)	(164,756)

Cash flow from financing activities:
Dividends paid	(72,901)	(71,900)
Net borrowings (repayments)	63,191	(15,963)
Repurchase of common shares	(111,815)	(25,769)
Other	(2,010)	2,532
Net cash used in financing activities	(123,535)	(111,100)

Effect of exchange rate changes on cash	4,106	2,735

Increase in cash and cash equivalents	5,262	232
Cash and cash equivalents at the beginning of the period	328,658	328,426
Cash and cash equivalents at the end of the period	$333,920	$328,658